SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2024, we entered into a binding Memorandum of Understanding (the “Agreement”) with Mr. Ralf Koehler ("Ralf"), SwissLink Carrier Ltd., ("SwissLink") and Impact Trading & Consulting LLC ("Impact") for the purpose of outlining the understanding regarding the exchange of 49% ownership in SwissLink for our shares. Pursuant to the Agreement, the parties agreed that the execution of the final agreement will be subject to mutual consent and negotiations based on the terms already agreed below:

•	The agreed valuation to purchase Ralf’s 49% ownership interest in SwissLink is set at $750,000 USD.
•	The term of this agreement will be for five (5) years plus six (6) months (“Termination Date”), commencing on the date of the execution of the final agreement ("Final Agreement").
•	Ownership will be transferred from Ralf to us in tranches, with each tranche comprising up to 10% of ownership per year.
•	The option to execute each tranche can be initiated by Ralf within each one-year period through the submission of a "trigger letter" by e-mail to us. If Ralf does not exercise his right to trigger the agreement during any year, we reserve the right to initiate the tranche execution at any point thereafter.
•	Share Calculation: The number of iQSTEL shares to be provided in exchange for each tranche will be determined based on the lowest closing price of iQSTEL shares over the 90 days preceding the delivery of the trigger letter.
•	Discount: Ralf will receive a 20% discount on the above calculated share price; provided however, that the above calculated share price, without the discount, shall count toward the purchase price in determining whether Ralf has received the full $750,000 USD valuation for his 49% ownership interest in SwissLink.
•	If, after the execution of all tranches, Ralf has not received the full $750,000 USD valuation, we or our legal successor will pay the difference in cash until the full valuation is realized based on the Weighted Volume Average Price (WVAP) of our shares for the last 15 trading days prior to the Termination Date for shares still in Ralf's possession, and/or the actual selling price for shares already sold by Ralf.

In addition, under the Agreement, Impact agrees to render advisory services up to 60 hours per month to SwissLink and ETELIX, our wholly owned subsidiary, at 8,000 CHF per month (excluding VAT) for a maximum of two years.

Next, SwissLink acknowledges a debt of 200,000 CHF owed to Ralf, which will be repaid in monthly installments of 8,000 CHF until the debt is fully repaid.

Finally, Ralf will continue to grant SwissLink non-exclusive access to the VAMP platform, with the same cost and expense structure as outlined in the Share Purchase Agreement between iQSTEL and Ralf, dated April 1, 2019.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On November 4, 2024, we issued a press release announcing the Agreement with the parties. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Memorandum of Understanding, dated November 1, 2024
99.1	Press Release, dated November 4, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date November 4, 2024

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